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                                                               EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 26, 1997, which appears on page 27 of the 1996 Annual Report to Shareholders of Sun Hydraulics Corporation, which is incorporated by reference in Sun Hydraulics Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
Tampa, Florida
July 2, 1997